Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS:	MEDIA:
Byron Purcell	Ashley Flower
(717) 975-5809	(717) 975-5718

FOR IMMEDIATE RELEASE

RITE AID AND ALBERTSONS COMPANIES MUTUALLY AGREE TO TERMINATE MERGER AGREEMENT

Evaluating Governance Changes in Consultation with Stockholders

Schedules Annual Meeting of Stockholders

CAMP HILL, Pa. — (August 8, 2018) — Rite Aid Corporation (NYSE: RAD) today announced that it has mutually agreed with Albertsons Companies Inc. (“Albertsons”) to terminate their previously announced merger agreement.

“While we believed in the merits of the combination with Albertsons, we have heard the views expressed by our stockholders and are committed to moving forward and executing our strategic plan as a standalone company,” said Rite Aid Chairman and Chief Executive Officer John Standley. “We remain focused on leveraging our network of conveniently located retail pharmacies, our EnvisionRxOptions PBM and our trusted brand of health and wellness offerings. We will continue building momentum for key areas of our business like our innovative Wellness store format, highly successful customer loyalty program and expanded pharmacy service offerings, as we also enhance our omni-channel and own brand offerings to strengthen our competitive position and create long-term value for stockholders.”

As a result, the special meeting of Rite Aid’s stockholders, which was to be held on August 9, 2018, will not take place.

Under the terms of the merger agreement, neither Rite Aid nor Albertsons will be responsible for any payments to the other party as a result of the termination of the merger agreement.

The company also announced its board of directors is evaluating governance changes at the company. As it considers these changes, Rite Aid will continue to engage with stockholders to ensure alignment between the company and its investors.

The company also announced that its 2018 annual meeting of stockholders will be held on October 30, 2018 at 8:30 a.m. at a location to be determined.

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About Rite Aid Corporation

Rite Aid Corporation (NYSE: RAD) is one of the nation’s leading drugstore chains with fiscal 2018 annual revenues of $21.5 billion. The company also owns EnvisionRxOptions, a multi-faceted healthcare and pharmacy benefit management (PBM) company supporting a membership base of more than 22 million members; RediClinic, a convenient care clinic operator with locations in Delaware, New Jersey, Pennsylvania, Texas and Washington; and Health Dialog, a leading provider of population health management solutions including analytics, a multi-channel coaching platform and shared decision-making tools. Information about Rite Aid, including corporate background and press releases, is available through the company’s website at www.riteaid.com.

Important Notice Regarding Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts are forward-looking statements, and such statements include, but are not limited to, statements regarding the termination of the proposed merger (the “Merger”) between Rite Aid Corporation (“Rite Aid”) and Albertsons Companies, Inc. (“Albertsons”); the outcome of legal and regulatory matters in connection with the Merger or the termination of the merger agreement; the obligations of Rite Aid or Albertsons related to the termination of the merger agreement; the expected governance of Rite Aid; the competitive ability and position of Rite Aid following the termination of the merger agreement; the ability of Rite Aid to implement new business strategies following the termination of the merger agreement and any assumptions underlying any of the foregoing. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements; general economic, industry, market, competitive, regulatory and political conditions; our ability to improve the operating performance of our stores in accordance with our long term strategy; the impact of private and public third-party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order; our ability to manage expenses and our investments in working capital; outcomes of legal and regulatory matters; changes in legislation or regulations, including healthcare reform; our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs; risks related to the pending transactions with WBA, including the possibility that the remaining sales of distribution centers and related assets may not close, or the business of Rite Aid may suffer as a result of uncertainty surrounding the pending transactions; the risk that any announcements relating to the termination of the merger agreement could have adverse effects on the market price of Rite Aid’s common stock, and the risk that the termination of the merger agreement and its announcement could have an adverse effect on the ability of Rite Aid to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally; the risk that Rite Aid’s stock price may decline significantly if the sale of distribution centers and related assets to WBA is not completed; significant transaction costs from the terminated Merger; unknown liabilities; the risk of litigation and/or regulatory actions related to the Merger or the termination of the merger agreement; potential changes to our strategy as a result of the termination of the merger agreement, which may include delaying or reducing capital or other expenditures, selling assets or other operations, attempting to restructure or refinance our debt, or seeking additional capital, and other business effects. These and other risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

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